Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS




Guaranty Financial Corporation
Charlottesville, VA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 30, 1998, relating to the consolidated financial statements and schedules of Guaranty Financial Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Accountants" in the Prospectus.




                                                     /s/ BDO SEIDMAN, LLP


Richmond, Virginia
March 27, 1998